EXHIBIT 21.1

RESOURCE AMERICA, INC.
LIST OF SUBSIDIARIES

Resource Financial Fund Management, Inc.
Resource Banking Advisory & Management, Inc.
Coredo Capital Management, LLC
Trapeza Capital Management, LLC
Trapeza Manager, Inc.
Trapeza Funding, LLC (1)
Trapeza Funding II, LLC (1)
Trapeza Funding III, LLC (1)
Trapeza Funding IV, LLC (1)
Trapeza Funding V, LLC (1)
Trapeza TPS, LLC (1)
Trapeza Management Group, LLC  (2)
Structured Finance Fund GP, LLC (1)
Structured Finance Management, LLC (1)
Ischus Capital Management, LLC
Apidos Capital Management, LLC
Resource Financial Institutions Group, Inc.
Resource Credit Partners GP, Inc.
Resource Credit Management, LLC
Resource Capital Manager, Inc.
Resource Financial Advisors, LLC
RAI Ventures, Inc.
Chadwick Securities, Inc.
Resource Europe Management Limited
Resource Europe Limited
Resource Capital Investor, Inc.
Resource Leasing, Inc.
FLI Holdings, Inc.
LEAF Financial Corporation (8)
LEAF Ventures, LLC (9)
LEAF Asset Management, Inc.
Merit Capital Manager, LLC
Merit Capital Advance, LLC (10)
LEAF Ventures II, LLC (11)
Prompt Payment, LLC (12)
LEAF Capital Management, Inc.
Lease Equity Appreciation Fund I L.P. (13)
LEAF Fund I, LLC
Lease Equity Appreciation Fund II, L.P. (13)
LEAF Fund II, LLC
LEAF II B SPE, LLC
LEAF II Receivables Funding, LLC
LEAF Equipment Leasing Income Fund III, L.P. (10)
LEAF III A SPE, LLC
LEAF Fund III, LLC
LEAF Funding, Inc.
Resource Capital Funding II, LLC
LEAF Institutional Direct Management, LLC
LEAF Commercial Finance Co., LLC
Resource Real Estate Holdings, Inc.
Resource Real Estate, Inc.
RRE Leasco, LLC

Resource Real Estate Funding, Inc.
Resource Real Estate Management, Inc.
Resource Capital Partners, Inc.
RCP Ryan’s Crossing Manager, LLC
RCP Westchase Wyndham Manager, LLC
RCP Pear Tree Manager, LLC
RCP Wind Tree Manager, LLC
RCP Falls at Duraleigh Manager, Inc.
RCP Sage Canyon Manager, Inc.
RCP Cuestas Manager, Inc.
RCP Chenal Brightwaters Manager, LLC
RCP Holdco I Manager, Inc.
RCP Reserves Manager, Inc.
RCP Foxglove Manager, Inc.
RCP Santa Fe Manager, Inc.
RCP Regents Center Manager, Inc.
RCP Highland Lodge Manager, Inc.
RCP Reserves Holdings Manager, Inc.
RCP Grove Manager, LLC
RCP Avalon Manager, Inc.
RCP Howell Bridge Manager, Inc.
RCP Heritage Lake Manager, LLC
RCP Magnolia Manager, LLC
RCP West Wind Manager, LLC
AR Real Estate Investors, LLC (6)
RCP Nittany Pointe Manager, Inc.
RCP Chinoe Creek Manager, Inc.
RCP Fountains GP, Inc.
RCP Portland Courtyard Manager, Inc.
RCP Albuquerque Manager, Inc.
AR Real Estate, GP LLC
RRE Oak Park Leaseco, LLC (7)
RRE Ryan’s Crossing Holdings, LLC (7)
RRE Regents Center Holdings, LLC (7)
RRE Chenal Brightwaters Holdings, LLC (7)
RRE Chenal Brightwaters TIC, LLC (7)
RRE 2 Duraleigh Member, LLC (7)
RRE Falls at Duraleigh Holdings, LLC (7)
RRE Avalon Member, LLC (7)
RRE Avalon Holdings, LLC (7)
RRE Funding I, LLC (7)
RRE West Chase Wyndham TIC, LLC (7)
RRE West Wind Holdings, LLC (7)
RRE Magnolia Holdings, LLC (7)
RRE Highland Lodge TIC, LLC (7)
RRE Regents Center TIC, LLC (7)
RRE Reserves TIC, LLC
RRE Bentley Place TIC, LLC
RRE Heritage Lake TIC, LLC (7)
Resource Real Estate Management, LLC
Resource RSI Phase I, LLC
Resource RSI Phase II, LLC
Press Building, LLC (4)

Resource Asset Management, Inc.
LEAF Asset Management, LLC
RCP Financial, LLC (3)
Resource Programs, Inc. (3)
Resource Properties VIII, Inc. (3)
Resource Properties XIV, Inc. (3)
Resource Properties XVII (3)
Resource Properties XXIV, Inc. (3)
Resource Properties XXV, Inc. (3)
Resource Properties XXVI, Inc. (3)
Resource Properties XXX, Inc. (3)
Resource Properties XXXI (3)
Resource Properties XXXIII, Inc. (3)
Resource Properties XXXV, Inc. (3)
Resource Properties XL, Inc. (3)
Resource Properties XLI, Inc. (3)
Resource Properties XLVII, Inc. (3)
Resource Properties XLIX, Inc. (3)
Resource Properties 54, Inc. (3)
Chesterfield Mortgage Investors, Inc. (3)
Resource Commercial Mortgages, Inc. (3)
Resource Housing Investors I, Inc. (3)
Resource Housing Investors II, Inc. (3)
Resource Housing Investors III, Inc. (3)
Resource Housing Investors IV, Inc. (3)
Resource Rittenhouse, Inc. (3)
LEAF Funding, LLC
LEAF Capital Funding, LLC
LEAF Commercial Finance Fund, LLC
RRE D2R2 2007-1, LLC
RRE HUD MF 2007, LLC (5)
RCC Real Estate Trophy Properties XV, LLC
RRE Bentley Place Holdings, LLC (7)
RRE Howell Bridge Holdings, LLC (7)
RRE Reserves Holdings, LLC (7)
RRE 1 Duraleigh Member, LLC (7)
RRE Reserves Holdco I, LLC (7)
RRE Sage Canyon Holdings, LLC (7)
RRE Cuestas Holdings, LLC (7)
RRE Bentley Place Holdco I, LLC (7)
RRE Heritage Lake Holdings, LLC (7)
RRE Pear Tree Holdings, LLC (7)
RRE Wind Tree Holdings, LLC (7)
RRE Westchase Wyndham Holdings, LLC (7)
RRE Funding II, LLC (7)

(1)	50% owned by Resource Financial Fund Management, Inc.

(2)	33.33% owned by Resource Financial Fund Management, Inc.

(3)
Resource America, Inc. currently owns 24 separate subsidiaries formerly held by Resource Properties, Inc.,    which merged as of June 29, 2005 into Resource America, Inc. each of which owns, or held in the past, a separate loan asset (the “Real Estate Subsidiaries”).

(4)	25% owned by Resource America, Inc.

(5)	5% owned by RRE D2R2 2007, LLC.

(6)	10% owned by Resource America, Inc.

(7)	Owned by Resource America sponsored real estate fund whose general partner.

(8)	85% owned by Resource Leasing, Inc.

(9)	92% owned by Leaf Financial Corp.

(10)	50% owned by Leaf Ventures, LLC.

(11)	90% owned by Leaf Financial Corp.

(12)	80% owned by Leaf Ventures II, LLC.

(13)	1% owned by general partners of fund.